                                                                     EXHIBIT 4.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

                         TARGETED GENETICS CORPORATION

                         COMMON STOCK PURCHASE WARRANT

     This certifies that for value received, _____________________, or registered assigns, is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof (subject to the provisions of Section 1) and at or prior to 11:59 p.m., Pacific time, on April 17, 2003 (the "Expiration Time"), but not thereafter, to acquire from TARGETED GENETICS CORPORATION, a Washington corporation (the "Company"), in whole or from time to time in part, up to a maximum of ______ fully paid and nonassessable shares of Common Stock ("Warrant Shares") at a purchase price per share (the "Exercise Price") of $2.00. Such number of shares, type of security and Exercise Price are subject to adjustment as provided herein, and all references to "Warrant Shares" and "Exercise Price" herein shall be deemed to include any such adjustment.

1.  EXERCISE OF WARRANT

     Subject to the termination provisions of Section 9 hereof, the purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Company at 1100 Olive Way, Suite 100, Seattle, Washington 98101 (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the holder of this Warrant shall be entitled to receive from the Company a stock certificate in proper form representing the number of Warrant Shares so purchased.

2.   SECURITIES ACT COMPLIANCE

     As a condition of its delivery of the certificates for the Warrant Shares, the Company may require the registered holder hereof (or the transferee, if any, of the Warrant Shares in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the purchaser's sophistication, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering and the Company may place conspicuously upon each certificate representing Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the registered holder hereof (including any transferee of this Warrant or the Warrant Shares):

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
       (II) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

3.   ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company agrees that the shares so issued shall be, and be deemed to be, issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, the Company shall pay in cash or check to the holder of this Warrant an amount equal to such fraction multiplied by the difference between (a) the closing sale price, as of the date immediately preceding the date of exercise of this Warrant, of one share of the Company's Common Stock as reported on the Nasdaq Stock Market and (b) the Exercise Price.

4.  CHARGES, TAXES AND EXPENSES

     Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof.

5.   NO RIGHTS AS SHAREHOLDER

     This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6.   EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms and subject to compliance with applicable laws, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.   LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon receipt of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.   SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a legal holiday.

9.   MERGER, SALE OF ASSETS, ETC.

     If at any time the Company merges or consolidates with or into any other corporation, effects any reorganization, or sells or conveys all or substantially all of its assets to any other entity, in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the entity (or its parent) succeeding to the business of the Company (each such transaction, a "corporate transaction"), then this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Shares (or other securities which were subject to the purchase rights under this Warrant immediately prior to such corporate transaction) as a result of such corporate transaction if this Warrant had been exercised in full for cash immediately prior to such corporate transaction. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. In addition, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the holder of this Warrant after the corporate transaction to the end that the provisions of this Warrant shall be applicable after such corporate transaction, as near as reasonably may be.

10.  RECLASSIFICATION, CONVERSION, ETC.

     If the Company at any time shall, by reclassification of securities or otherwise, change the Warrant Shares into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the holder to acquire such number and kind of securities as would have been issuable in respect of the Warrant Shares (or other securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change) as a result of such change if this Warrant had been exercised in full for cash immediately prior to such change. The Exercise Price hereunder shall be adjusted if and to the extent necessary to reflect such change. If the Warrant Shares or other securities issuable upon exercise hereof are subdivided or combined into a greater or smaller number of shares of such security, the number of shares issuable hereunder shall be proportionately increased or decreased, as the case may be, and the Exercise Price shall be proportionately decreased or increased, as the case may be, in both cases according to the ratio which the total number of shares of such security to be outstanding immediately after such event bears to the total number of shares of such security outstanding immediately prior to such event. The Company shall give the holder prompt written notice of any change in the type of securities issuable hereunder, any adjustment of the Exercise Price for the securities issuable hereunder, and any increase or decrease in the number of shares issuable hereunder.

11.  REGISTRATION RIGHTS

     The Warrant Shares issuable upon exercise or conversion of this Warrant shall be entitled to the registration rights set forth in that certain Investor Rights Agreement, dated as of April 17, 1998, between the Company and the parties listed on Schedule A thereto.

12.  REPRESENTATIONS AND WARRANTIES

     The Company hereby represents, warrants and covenants to the holder hereof that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue, or cause to be issued, the necessary certificates for the Warrant Shares issuable upon exercise of this Warrant;

          (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Shares hereunder and perform its obligations under the terms of this Warrant; and

          (d) the Warrant Shares, when issued in compliance with the provisions of this Warrant and the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, will be validly issued, fully paid and nonassessable, and free of any liens or encumbrances (other than liens or encumbrances created by or imposed upon the holder of the Warrant Shares), and will be issued in compliance with all applicable federal and state securities laws.

14.  COOPERATION

     The Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such reasonable action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against material impairment.

15.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the state of Washington.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  April 17, 1998

                                            TARGETED GENETICS CORPORATION


                                            By ___________________________
                                            Title ________________________
ACCEPTED:  April 17, 1998


_________________________________
        [Name of Holder]

                              NOTICE OF EXERCISE

To:  Targeted Genetics Corporation

     (1) The undersigned hereby elects to purchase __________ shares of Common Stock of Targeted Genetics Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                       ________________________________
                                    (Name)

                       ________________________________
                                   (Address)

     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



_________________________________           ____________________________________
             (Date)                                       (Signature)

                                ASSIGNMENT FORM

    (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                (Please Print)

whose address is _______________________________________________________________
                                (Please Print)

                    Dated: _____________________________________________________

                    Holder's Signature: ________________________________________

                    Holder's Address: __________________________________________

                    ____________________________________________________________

Guaranteed Signature: __________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.